As filed with the Securities and Exchange Commission on June 4, 2015.

Registration No. 333-203883

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ECPM HOLDINGS, LLC

to be converted as described herein to a corporation named

EndoChoice Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	3841	90-0886803
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11810 Wills Road

Alpharetta, Georgia 30009

(888) 682-3636

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mark Gilreath

President and Chief Executive Officer

ECPM Holdings, LLC

11810 Wills Road

Alpharetta, Georgia 30009

(888) 682-3636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Keith M. Townsend Jeffrey M. Stein Laura I. Bushnell King & Spalding LLP 1180 Peachtree Street, N.E. Atlanta, Georgia 30309 (404) 572-4600	David N. Gill Chief Financial Officer ECPM Holdings, LLC 11810 Wills Road Alpharetta, Georgia 30009 (888) 682-3636	Richard D. Truesdell, Jr. Sophia Hudson Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-203883)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The sole purpose of this amendment is to update certain exhibits to the Registration Statement pursuant to Rule 462(d) promulgated under the Securities Act of 1933, as amended. The Registration Statement was declared effective by the Securities and Exchange Commission on June 4, 2015.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on June 4, 2015.

ECPM Holdings, LLC

By:	/s/ Mark G. Gilreath
Mark G. Gilreath
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

	Signature	Title

	/s/ Mark G. Gilreath Mark G. Gilreath	President, Chief Executive Officer and Director (Principal Executive Officer)

	/s/ David N. Gill David N. Gill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

	* R. Scott Huennekens	Chairman of the Board of Directors

	* James R. Balkcom	Director

	* J. Scott Carter	Director

	* D. Scott Davis	Director

	* Dr. Uri Geiger	Director

	* David L. Kaufman	Director

	* Rurik G. Vandevenne	Director

*By:	/s/ Mark G. Gilreath
Mark G. Gilreath
Attorney-in-fact

II-1

Index to exhibits

Exhibit No.

1.1	Form of Underwriting Agreement

3.1	Form of Amended and Restated Certificate of Incorporation

3.2	Form of Amended and Restated Bylaws

4.1	Form of Stock Certificate for Common Stock

5.1**	Opinion of King & Spalding LLP regarding legality of securities being offered

10.1	Second Amended and Restated Limited Liability Company Agreement, dated as of March 4, 2015, by and among ECPM Holdings, LLC and the members party thereto

10.2	Investor Rights Agreement, dated as of January 4, 2013, by and among ECPM Holdings, LLC and the investors party thereto

10.3	Registration Agreement, dated as of January 4, 2013, by and among ECPM Holdings, LLC, Avraham Levy, and the investors party thereto

10.4	First Amendment to Registration Agreement, dated as of October 30, 2014, by and among ECPM Holdings, LLC and the parties thereto

10.5	Second Amendment to Registration Agreement, dated as of March 4, 2015, by and among ECPM Holdings, LLC and the parties thereto

10.6	Voting Agreement, dated as of January 4, 2013, by and among ECPM Holdings, LLC, Council Capital II, LP, Envest III, LLC, River Cities Capital Fund IV, L.P., and the investors party thereto

10.7	Loan and Security Agreement, dated as of September 9, 2013, by and among ECPM Holdings, LLC, the other parties thereto that are designated as borrowers and Silicon Valley Bank

10.8	First Loan Modification and Waiver Agreement, dated as of March 25, 2014, to the Loan and Security Agreement, by and among ECPM Holdings, LLC, the other parties thereto that are designated as borrowers and Silicon Valley Bank

10.9	Second Loan Modification and Waiver Agreement, dated as of July 24, 2014, to the Loan and Security Agreement, by and among ECPM Holdings, LLC, the other parties thereto that are designated as borrowers and Silicon Valley Bank

10.10	Third Loan Modification and Waiver Agreement, dated as of December 31, 2014, to the Loan and Security Agreement, by and among ECPM Holdings, LLC, the other parties thereto that are designated as borrowers and Silicon Valley Bank

10.11	Growth Capital Loan and Security Agreement, dated as of February 18, 2014, by and among ECPM Holdings, LLC, the other parties thereto that are designated as borrowers and TriplePoint Capital LLC, as lender

10.12	Commitment Letter, dated as of May 21, 2015, by and among EndoChoice Holdings, LLC, the other parties thereto that are designated as borrowers, MidCap Financial Trust and Silicon Valley Bank

10.13†	Endochoice, Inc. 2007 Stock Incentive Plan as assumed by ECPM Holdings, LLC and amended and restated effective January 4, 2013

10.14†	Form of Stock Option Award Agreement for Endochoice, Inc. 2007 Stock Incentive Plan (Employees)

10.15†	Form of Stock Option Award Agreement for Endochoice, Inc. 2007 Stock Incentive Plan (Non-Employee Directors)

10.16†	ECPM Holdings, LLC 2013 Incentive Unit Plan

10.17†	First Amendment to the ECPM Holdings, LLC 2013 Incentive Unit Plan

Exhibit No.

10.18†	Second Amendment to the ECPM Holdings, LLC 2013 Incentive Unit Plan

10.19†	Form of Incentive Unit Award Agreement for ECPM Holdings, LLC 2013 Incentive Unit Plan

10.20†	Form of Section 3(i) Incentive Unit Award Agreement for ECPM Holdings, LLC 2013 Incentive Unit Plan (for employees in Israel)

10.21†	Form of 102 Capital Gains Track Incentive Unit Award Agreement for ECPM Holdings, LLC 2013 Incentive Unit Plan (for employees in Israel)

10.22†	Form of EndoChoice Holdings, Inc. 2015 Omnibus Equity Incentive Plan

10.23†	Form of Incentive Stock Option Agreement for EndoChoice Holdings, Inc. 2015 Omnibus Equity Incentive Plan

10.24†	Form of Restricted Stock Award Agreement for EndoChoice Holdings, Inc. 2015 Omnibus Equity Incentive Plan

10.25†	Form of EndoChoice Holdings, Inc. Employee Stock Purchase Plan

10.26†	Third Amended and Restated Employment Agreement, dated as of May 1, 2015, by and between ECPM Holdings, LLC and Mark G. Gilreath

10.27†	Amended and Restated Employment Agreement, dated as of May 1, 2015, by and between ECPM Holdings, LLC and David N. Gill

10.28†	Employment Agreement, dated as of February 18, 2013, by and between ECPM Holdings, LLC and Kevin V. Rubey

10.29†	Form of EndoChoice Holdings, Inc. Officer Severance Benefit Plan

10.30†	Form of Indemnification Agreement for ECPM Holdings, LLC

10.31†	Form of Indemnification Agreement for EndoChoice Holdings, Inc.

10.32†	Form of Employment Covenants Agreement for EndoChoice, Inc.

16.1	Letter to the Securities and Exchange Commission from Windham Brannon

21.1	List of subsidiaries of ECPM Holdings, LLC

23.1**	Consent of King & Spalding LLP (included as part of Exhibit 5.1)

23.2	Report and Consent of KPMG LLP, Independent Registered Public Accounting Firm

24.1	Powers of Attorney

**	Filed herewith.
†	Indicates management agreement.